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                                 TRUST AGREEMENT



                          dated as of November 3, 1997



                                     between



                          CAX DTR Securitization Corp.,
               as Depositor and Holder of the Trust Certificates,


                                       and


                            Wilmington Trust Company,
                                as Owner Trustee




                            -------------------------






                        STRUCTURED MORTGAGE TRUST 1997-2



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


                                 TRUST AGREEMENT


                  TRUST AGREEMENT, dated as of November 3, 1997, between CAX DTR Securitization Corp., a Delaware corporation, as Depositor and initial holder of the Trust Certificates, and Wilmington Trust Company, a Delaware bank and trust company, as Owner Trustee.

                              PRELIMINARY STATEMENT

                  WHEREAS, the Depositor (as defined herein) desires to form the trust to be created hereby (the "Trust") for the purpose of (i) accepting from the Depositor, and holding for the benefit of the Holders (as defined herein) of the Notes (as defined herein), the Trust Estate (as defined herein); (ii) issuing one or more classes of Collateralized Notes (the "Notes") pursuant to the Indenture, which Notes are secured by, among other things, a lien on the Daiwa FLOWS Certificates (as defined herein), and distributing the Notes or the proceeds therefrom to the Depositor; (iii) issuing a single Class of Trust Certificates (the "Trust Certificates"), which evidence the entire equity interest in the Trust, which in turn represents the overcollateralization of the Notes; (iv) consummating certain transactions contemplated by, and performing certain obligations under, the Related Agreements (as defined herein); and (v) engaging in certain activities incidental to the foregoing;

                  WHEREAS, Wilmington Trust Company, a Delaware bank and trust company, is willing to act as owner trustee hereunder (in its individual capacity, the "Bank", and solely in its capacity as owner trustee hereunder, with its successors in interest in such capacity and its permitted assigns, the "Owner Trustee") and to accept the Trust created hereby.

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I


                                   DEFINITIONS


                  All capitalized terms used herein and not otherwise defined, unless the context otherwise requires, shall have the meanings set forth below or, if not defined in this Article I, in the Indenture. In the event that a capitalized term used herein is defined both in this Trust Agreement and in the Indenture, the definition appearing herein shall control.

                  "Administrative Expenses": The Indenture Trustee Fee, the Owner Trustee Fee and fees of the Rating Agency payable under the Indenture.

                  "Affiliate":  With respect to any specified Person,  any other
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the meaning of "control".

                  "Agent": Any agent or attorney of the Owner Trustee appointed by the Owner Trustee to execute one or more of the trusts or powers hereunder the execution of which is properly delegable to an agent under the Business Trust Statute and other Delaware laws applicable to trustees.

                  "Applicant":  The  meaning  assigned  to such term in  Section
12.4.

                  "Available Funds": The meaning assigned to such term in the Indenture.

                  "Bank": The meaning assigned to that term in the preliminary statement above.

                  "Bankruptcy Code": The Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, or any other city specified in the definition of Business Day in the Indenture, are authorized or obligated by law or executive order to be closed.

                  "Business Trust Statute": The meaning assigned to that term in
Section 2.1.

                  "Certificate    Account":   The   segregated   trust   account
established in the name of the Owner Trustee pursuant to Section 3.1.

                  "Certificate Distribution Date": The meaning set forth in the Indenture.

                  "Certificate of Trust":  The meaning  assigned to that term in
Section 2.1.

                  "Certificate  Register"  and  "Certificate   Registrar":   The
register of Trust Certificates maintained, and the registrar appointed, pursuant to Section 12.1.

                  "Certificateholder" or "Holder": With respect to any Trust Certificate, the Person in whose name such Trust Certificate is registered on the Certificate Register. Initially, the Depositor shall be the sole holder of all the Trust Certificates received with respect to the Trust Estate.

                  "Class": With respect to the Notes or the Trust Certificates, all of the Trust Certificates or Notes, as the case may be, having the same alphabetical and/or numerical class designation.

                  "Closing Date":  November 3, 1997.

                  "Code": The Internal Revenue Code of 1986, as amended from time to time.

                  "Company":  Commercial Assets, Inc., a Maryland corporation.

                  "Contribution Agreement": The contribution agreement, dated as of November 3, 1997, between the Company and the Depositor, pursuant to which the Company contributed the Daiwa FLOWS Certificates, together with certain other assets, to the Depositor.

                  "Corporate Trust Office": The principal corporate trust office of the Owner Trustee at which, at any particular time, its corporate trust business is administered, which office at the date hereof is located at the address of the Owner Trustee set forth in Section 13.4.

                  "Daiwa FLOWS Certificates": The $50,974,526 aggregate principal amount of Daiwa Securities America Inc. Multifamily First Loss Ownership Securities ("Multifamily FlowsSM) Series 1994 Multifamily FlowsSM trust receipt pass-through certificates, issued pursuant to the Daiwa Pooling Agreement, together with all related securities entitlements, contract rights, general intangibles and accounts, conveyed to the Owner Trustee by the Depositor pursuant to the Section 2.2(b), as from time to time are held as a part of the Trust Estate.

                  "Daiwa Pooling Agreement": The meaning assigned to that term in the Indenture.

                  "Depositor":   CAX  DTR   Securitization   Corp.,  a  Delaware
corporation, and its successors in interest.

                  "Direction  Letter":  The  meaning  assigned  to that  term in
Section 4.1.

                  "Eligible Trustee": A corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Trust Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

                  "Final  Payment  Date":  The meaning  assigned to that term in
Section 8.1 (b).

                  "Governmental Authority": Any government, or any commission, authority, board, agency, division, subdivision or any court or tribunal of the government, of the United States of America or of any state, territory, city, municipality, county or town thereof or of the District of Columbia, of the Commonwealth of Puerto Rico, or of any foreign jurisdiction, including the employees or agents thereof.

                  "Indenture": That certain Trust Indenture, dated as of November 3, 1997, by and among the Trust, the Company, and the Indenture Trustee, pursuant to which the Notes are being issued, as the same may be from time to time supplemented or amended.

                  "Indenture Trustee": La Salle National Bank, a national banking corporation, in its capacity as trustee under the Indenture, or its successor in interest, or any successor trustee appointed as provided in the Indenture.

                  "Initial Purchaser": PaineWebber Incorporated, an initial purchaser of the Notes.

                  "Initial Trust Estate": The corpus of the Trust created as of the date hereof and to be administered hereunder, consisting of $10.

                  "IRS":  The Internal Revenue Service or its successor.

                  "Liabilities":  The meaning set forth in Section 7.2(b).

                  "Lien": Any lien, encumbrance or security interest on or in any particular asset.

                  "1933 Act":  The Securities Act of 1933, as amended.

                  "1934 Act":  The Securities Exchange Act of 1934, as amended.

                  "1940 Act":  The Investment Company Act of 1940, as amended.

                  "Noteholder": Those persons or entities holding the Notes from time to time as shown on the Note Register maintained under the Indenture.

                  "Note Purchase Agreement": The purchase agreement, dated November 3, 1997, among the Initial Purchaser, the Depositor and the Owner Trustee.

                  "Notes": The meaning assigned to that term in the preliminary statement above.

                  "Officers' Certificate": A certificate signed on behalf of the applicable entity by two officers, one of whom shall be the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer

(however denominated) and the other of which shall be by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, or, in either case, another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Opinion of Counsel": A written opinion of counsel which is reasonably acceptable to the Owner Trustee.

                  "Owner Trustee": The meaning assigned to that term in the preliminary statement above.

                  "Owner Trustee Fee":  An amount equal to $4,000 per annum.

                  "Payment Account": The segregated trust account established in the name of the Indenture Trustee pursuant to Section 12.01 of the Indenture.

                  "Payment Date": December 31, 1997, and thereafter the fourth Business Day following the 25th day of the month, or, if such 25th day is not a Business Day, then following the next succeeding Business Day; provided, however, that with respect to the payment of amounts that are described in
Section 3.1(1), the Payment Date shall be the Closing Date.

                  "Percentage Interest": With respect to any Trust Certificate, the percentage interest in the related Class evidenced by such Trust Certificate as specified on the face thereof.

                  "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Rating Agency":  Duff & Phelps Credit Rating Co.

                  "Record Date": With respect to any Class of Trust Certificates for any Payment Date, the last Business Day of the month preceding such Payment Date.

                  "Related Agreements": This Trust Agreement, the Trust Certificates, the Indenture, the Notes, the Contribution Agreement, the Underlying Agreements and the Note Purchase Agreement, as each of them may, from time to time, be amended or supplemented.

                  "Responsible Officer": Any officer of the Owner Trustee assigned to the Corporate Trust Office with direct responsibility for the administration of this Trust Agreement and also, with respect to a particular matter, any officer of the Owner Trustee employed within the Corporate Trust
Office, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name appears on a list of corporate trust officers furnished to the Depositor and the Indenture Trustee by the Owner Trustee, as such list may be amended from time to time.

                  "Tax Return":  The meaning set forth in Section 6.6.

                  "Transfer": Any direct or indirect transfer or other form of assignment of any Trust Certificate.

                  "Trust":  The trust established under this Trust Agreement.

                  "Trust Agreement": This Trust Agreement, as the same may be amended or supplemented from time to time.

                  "Trust Certificates": The meaning assigned to such term in the preliminary statement above.

                  "Trust Estate": The corpus of the trust created as of the Closing Date and to be administered hereunder, consisting of: all the estate, right, title and interest of the Depositor in, to and under (a) the Daiwa FLOWS Certificates, and (b) the Related Agreements (i) to which the Depositor is a party; or (ii) of which the Depositor is a third party beneficiary, including the right to receive all income on the Daiwa FLOWS Certificates from and including the date in December 1997 on which distributions are made on the Daiwa FLOWS Certificates pursuant to the Daiwa Pooling Agreement; and (c) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect thereof, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of the foregoing.

                  "Underlying Agreement": With respect to the Daiwa FLOWS Certificates, the pooling and servicing agreement, trust agreement or other governing agreement, together with all exhibits thereto, pursuant to which such Daiwa FLOWS Certificates were issued.

                  "Uniform Commercial Code": The Uniform Code as in effect in any applicable jurisdiction.

                  "Voting   Rights":   The  voting   rights  of  all  the  Trust
Certificates, which shall be allocated to any particular Trust Certificate in pro rata proportion to their respective Percentage Interests.

                               [End of Article I]

                                   ARTICLE II


               AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
                    DECLARATION OF BUSINESS TRUST BY THE BANK


                  SECTION 2.1 Declaration of Business Trust by the Bank. The Bank is hereby appointed to hold and agrees to hold the Trust Estate as Owner Trustee of Structured Mortgage Trust 1997-2 in trust upon the terms and conditions and for the use and benefit of the Certificateholders as herein set forth.

                  It is the intention of the parties hereto that the trust created by this Agreement constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. This declaration of business trust is not intended to create a partnership or a joint-stock association. As soon as practicable after the date hereof, the Owner Trustee shall file the Certificate of Trust required by
Section 3910(a) of the Business Trust Statute (the "Certificate of Trust"), in the office of the Secretary of State of the State of Delaware. Effective as of the date hereof, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. For purposes of this Declaration of Business Trust, "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as the same may be amended from time to time.

                  SECTION 2.2       Transfer of Trust Estate to Owner Trustee.

                  (a) As of the date hereof, the Depositor has sold, granted, assigned, transferred and otherwise conveyed to and deposited with the Owner Trustee and its successors, forever, all right, title and interest of the Depositor in and to the sum of Ten Dollars ($10.00), constituting the Initial Trust Estate.

                  (b) Effective as of the Closing Date, the Depositor hereby sells, grants, assigns, transfers, and otherwise conveys to, and deposits with, the Owner Trustee, and its successors, until this Trust Agreement terminates pursuant to Section 8.1, the entire remaining portion of the Trust Estate in addition to the Initial Trust Estate, such conveyance to be made in exchange for the net proceeds from the sale of the Notes on the Closing Date, together with any Notes not sold on such date. Such assignment includes, without limitation, all amounts payable to the Depositor in respect of the Daiwa FLOWS Certificates from and including the date in December 1997 on which distributions are made on the Daiwa FLOWS Certificates pursuant to the Daiwa Pooling Agreement, and all rights of the Depositor in and to the Daiwa FLOWS Certificates pursuant to the related Underlying Agreements. In connection with such transfer, the Depositor assigned to the Trust all of its rights against the Company with respect to the Trust Estate created pursuant to the Contribution Agreement.

                  In connection with such transfer and assignment, the Depositor does hereby deliver or cause to be delivered to, and deposit or cause to be deposited with, the Owner Trustee (or, at the direction of the Owner Trustee, to and with the Indenture Trustee on behalf of the Trust pursuant to the Indenture) each of the following documents or instruments relating to the Daiwa FLOWS
Certificates:

                  (i) a duly issued and authenticated physical certificate evidencing such Daiwa FLOWS Certificates endorsed in blank, together with such Opinions of Counsel and other documents as shall be necessary to cause registration of transfer of such Daiwa FLOWS Certificates to the Indenture Trustee to be made and to obtain a duly issued and authenticated physical certificate evidencing such Daiwa FLOWS Certificates registered in the name of the Indenture Trustee;

                  (ii)  copies  of  any  Uniform   Commercial   Code   Financing
         Statements, the filing of which is requested by the Indenture Trustee;

                  (iii) a copy (which may be on electronic media) of each related Underlying Agreement; and

                  (iv) all other items relating to the foregoing as may be reasonably requested by the Owner Trustee or the Indenture Trustee.

                  (c) The Owner Trustee hereby acknowledges the receipt by it of the Initial Trust Estate and, upon delivery by or on behalf of the Depositor of the documents and instruments referenced in Section 2.1(b), will acknowledge receipt of the entire remaining portion of the Trust Estate in addition to the Initial Trust Estate and such other documents and instruments referenced above, and declares that it holds and will hold the entire Trust Estate and such documents and instruments and that it holds and will hold all other assets and documents included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders.

                  Except as expressly provided in Section 8.1, neither the Depositor nor any Certificateholder may revoke the Trust established hereunder. Except as provided in Sections 4.2 and 8.1 hereof, the Owner Trustee shall not assign, sell, dispose of or transfer any interest in, nor may the Depositor or any Certificateholder withdraw from the Trust, any Daiwa FLOWS Certificates or other asset constituting the Trust Estate. Except as contemplated by the Indenture, the Owner Trustee shall not permit the Daiwa FLOWS Certificates or any other asset constituting the Trust Estate to be subjected to any lien, claim or encumbrance arising by, through or under the Owner Trustee or any person claiming by, through or under the Owner Trustee.

                  SECTION 2.3 Authorization to Engage in Certain Activities. The Depositor hereby authorizes and directs the Owner Trustee (i) to execute and deliver, as trustee for and on behalf of the Certificateholders, the Related Agreements to which the Trust is a party and all other agreements, documents, instruments and certificates contemplated to be executed and delivered by the Trust pursuant to the Related Agreements and, pursuant to the terms of the Indenture, to execute, issue and deliver to the Indenture Trustee the Notes (each such Related Agreement and the Notes to be in the form approved by the Depositor); (ii) to execute and deliver the Trust Certificates to the Depositor;
(iii) as and to the extent provided in the Indenture, to pledge the Trust Estate to the Indenture Trustee on behalf of the Noteholders as security for repayment of the Notes and, in connection therewith, to deliver (or cause to be delivered) to the Indenture Trustee each of the documents and instruments contemplated by the Granting Clause of the Indenture; (iv) to take whatever action shall be required to be taken by the Owner Trustee by the terms of, and exercise its rights and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clauses (i) through (iii) above as set forth in such documents, agreements, instruments and certificates; and (v) subject to the terms of this Trust Agreement, to take such other action in connection with the foregoing as the Certificateholders may from time to time direct.

                  SECTION 2.4      Execution and Delivery of Trust Certificates.

                  (a) The Owner Trustee shall, on the date hereof, execute and cause to be authenticated and delivered to and upon the order of the Depositor, the Trust Certificates evidencing the entire beneficial ownership of the Trust. The Trust Certificates will consist of a single class designated as the "Class A Trust Certificates". The rights of the Certificateholders to receive distributions from the proceeds of the Trust in respect of their Trust Certificates, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Trust Agreement:

                  (b) The Trust Certificates will be substantially in the form attached hereto as Exhibit A; provided that any of the Trust Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Trust Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Trust Certificates are admitted to trading, or to conform to general usage. The Trust Certificates will be issuable in registered form only, with each certificate representing not less than a 25% Percentage Interest of the Class.

                  (c) Each Trust Certificate may be printed or in typewritten or similar form, and each Trust Certificate shall, upon original issue, be executed by the Owner Trustee and authenticated by the Certificate Registrar and delivered to or upon the order of the Depositor. All Trust Certificates shall be executed by manual or facsimile signature on behalf of the Trust by an authorized officer of the Owner Trustee, not individually, but solely as Owner Trustee hereunder. Trust Certificates bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Trust Certificates or did not hold such offices at the date of execution of such Trust Certificates. No Trust Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication in the form set forth on the signature page of the form of the Trust Certificate attached as Exhibit A, executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

                  SECTION 2.5 Activities of the Trust. It is the intention of the parties hereto that the Trust shall not engage in any business or activities other than as specified in Section 2.3. The operations of the Trust will be conducted in accordance with the following standards (and the Owner Trustee and the Depositor hereby agree to use their best efforts to cause the operations of the Trust to be conducted in accordance herewith):

                  (i) The Trust will observe all procedures required by this Trust Agreement.

                  (ii) The business and affairs of the Trust will be managed by or under the direction of the Owner Trustee. Except as otherwise expressly provided in this Trust Agreement, the Depositor will have no authority to act for, or to assume any obligation or responsibility on behalf of, the Trust.

                  (iii) The Trust will keep correct and complete books and records of accounts and minutes of the meetings and other proceedings of the Owner Trustee and any Agents, separate from those of the Depositor or any subsidiary, affiliate or separate account of the Depositor. Any such resolutions, agreements and other instruments will be continuously maintained as official records by the Trust.

                  (iv) Each of the Depositor and the Trust will provide for its own operating expenses and liabilities from its own funds. General overhead and administrative expenses of the Trust will not be charged or otherwise allocated to the Depositor (except indirectly, insofar as the Depositor owns the Trust Certificates) and such expenses of the Depositor will not be charged or otherwise allocated to the Trust.

                  (v) The Trust will conduct its business under names or tradenames so as not to mislead others as to the identity of the Trust. Without limiting the generality of the foregoing, all oral and written communications, including letters, invoices, contracts, statements, and applications will be made solely in the name of the Trust (or addressed to the Trust, as applicable) if related to the Trust. The Depositor and the Trust each will have separate stationery and other business forms.

                  (vi) There will be no guarantees made by the Trust with respect to obligations of the Depositor. There will not be any indebtedness between the Trust and the Depositor.

                  (vii) The Trust will act solely in its name and through its or the Owner Trustee's duly authorized officers or Agents in the conduct of its business. The Trust will not: (a) operate or purport to operate as an integrated, single economic unit with respect to the Depositor or any other affiliated or unaffiliated entity; (b) seek or obtain credit or incur any obligation to any third party based upon the assets of the Depositor; or (c) induce any such third party to reasonably rely on the creditworthiness of the Depositor or any other affiliated or unaffiliated entity.

                               [End of Article II]

                                    ARTICLE I

                      ESTABLISHMENT OF CERTIFICATE ACCOUNT

         SECTION 3.1       Establishment of Certificate Account: Deposits
                                    in Certificate Account.

                  The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain one or more interest bearing trust accounts (collectively, the "Certificate Account"), entitled "Wilmington Trust Company, in trust for the registered holders of Structured Mortgage Trust 1997-2 Trust Certificates" and shall hold in trust for the benefit of the Certificateholders. The Owner Trustee shall cause the following payments and collections to be deposited directly into the Certificate Account: (1) all proceeds of the issuance of the Notes received from the Initial Purchaser; (2) all payments allocable to the Trust Certificates that are received from time to time pursuant to Section 12.01 of the Indenture; (3) any payments received on the Daiwa FLOWS Certificates from time to time pursuant to the respective Underlying Agreements but subject to Section 4.1(a) and (b); and (4) any other amounts specifically required to be deposited in the Certificate Account hereunder.

                  The foregoing requirements for deposit in the Certificate Account shall be exclusive.

                  SECTION 3.2         Permitted Withdrawals From the Certificate
 Account.

                  The Owner Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

                  (i) to make payments on the Trust Certificates on the Closing Date in an amount equal to the proceeds of issuance of the Notes received from the Initial Purchaser;

                  (ii) to make payments on the Trust Certificates in the amounts and in the manner provided for in Section 4.2 hereunder;

                  (iii) to pay itself any unpaid Owner Trustee Fees, but only to the extent of amounts in the Certificate Account representing amounts received in respect of the Daiwa FLOWS Certificates;

                  (iv) to reimburse or indemnify the Owner Trustee for expenses and other liabilities incurred by and reimbursable to the Owner Trustee, pursuant to Section 7.2 hereunder, except as otherwise provided in such Section; and

                  (v) to clear and terminate the Certificate Account upon the termination of this Agreement.

                  On the Closing Date the Owner Trustee shall withdraw from the Certificate Account all proceeds of issuance of the Notes and shall use such funds withdrawn from the Certificate Account only for the purposes described in this Section 3.2 and in Section 4.2 hereunder.

                              [End of Article III]

                                    ARTICLE I

                      RECEIPT, DISTRIBUTION AND APPLICATION
                         OF INCOME FROM THE TRUST ESTATE

         SECTION 4.1       Distribution of Payments.

                  (a) Simultaneously with the execution of this Trust Agreement, the Trust shall notify and direct the parties responsible under the respective Underlying Agreements for making distributions on the Daiwa FLOWS Certificates (which notice shall be substantially in the form of Exhibit B hereto (the "Direction Letter")) (i) to remit all future payments on account of the Daiwa FLOWS Certificates directly to the Indenture Trustee for payment as specified in the Indenture until such time as the Indenture Trustee notifies the Trust that the Lien on the Trust Estate under the Indenture shall have been discharged and released, and (ii) that following the receipt of such notice, such parties shall remit all future payments on account of the Daiwa FLOWS Certificates, from and after the date in December 1997 on which distributions are made on the Daiwa FLOWS Certificates pursuant to the Daiwa Pooling Agreement, to the Owner Trustee for the benefit of the Certificateholders.

                  (b) In the event that, following receipt by the Trust of the Direction Letter and prior to receipt by the Trust of notice from the Indenture Trustee that the Lien on the Trust Estate under the Indenture has been discharged and released, any payments on account of the Daiwa FLOWS Certificates are received directly (rather than through the Indenture Trustee) by the Owner Trustee, the Depositor or a Certificateholder, the Person so receiving such payment shall, promptly upon receipt, deliver such payment over to the Indenture Trustee without deduction, set-off or adjustment of any kind.

                  (c) Pursuant to the terms of the Indenture, after payment by the Indenture Trustee of all required payments on the Notes on each Indenture Payment Date, the remaining Available Funds in the Payment Account will be remitted by the Indenture Trustee to the Owner Trustee for application as provided in Section 3.2 (including, without limitation, payment to the Certificateholders in accordance with Section 4.2 hereunder). The Owner Trustee may direct the Indenture Trustee to distribute such remaining Available Funds on any such Payment Date in a manner consistent with Sections 3.2 and 4.2 (as if such remaining Available Funds were on deposit in the Certificate Account); and, in connection therewith, such remaining Available Funds shall be deemed to have been deposited in the Certificate Account and subsequently withdrawn to make such distributions.

                  SECTION 4.2       Payments.

                  (a) On each Payment Date (or, if the payments from the Indenture Trustee on such Payment Date contemplated by Section 4.1(c) shall have been received after [1:00] p.m., New York City time, on such Payment Date, as soon as practicable, but in no event more than one Business Day following receipt), the Owner Trustee (or its Agent) shall withdraw from the Certificate Account all funds that were previously deposited therein or deemed deposited therein in accordance with Section 4.1(c), and the Owner Trustee (or its Agent) shall pay such funds to the Certificateholders pro rata based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing at least five Business Days prior to the related Record Date and if such Certificateholder is the registered owner of Trust Certificates representing at least a 50% Percentage Interest, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Trust Certificate will be made in like manner, but only upon presentment and surrender of such Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

                  (b) Whenever the Owner Trustee expects that the final distribution with respect to the Certificates will be made on the next Payment Date (such Payment Date, the "Final Payment Date"), or upon a termination of the Trust at the direction of the Certificateholders in accordance with Section 8.1, the Owner Trustee shall mail to each Certificateholder on such date of Certificates a notice to the effect that:

                  (i) the Owner Trustee expects that the final distribution with respect to the Trust Certificates will be made on such Payment Date but only upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee therein specified, and

                  (ii) no interest shall accrue on the Trust Certificates from and after such Payment Date.

Upon presentation and surrender of the Trust Certificates by the Certificateholders on the Final Payment Date in respect of the Trust Certificates, the Owner Trustee shall distribute to the Certificateholders the amounts otherwise distributable on such Payment Date pursuant to Section 4.2(a). Any funds not distributed on such Payment Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders. If any Trust Certificate, as to which notice has been given pursuant to this
Section 4.2(c) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Owner Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Trust Certificates for cancellation in order to receive, from such funds held, the final payment with respect thereto. If within one year after the second notice any Trust Certificate shall not have been surrendered for cancellation, the Owner Trustee shall directly, or through an Agent, take reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the Trust assets which remain held by the Owner Trustee. If within two years after the second notice any Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee shall segregate all amounts distributable to the Holders thereof and shall thereafter hold such amounts uninvested for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Trust Certificates for final payment thereof in accordance with this Section 4.2(c).

                  SECTION 4.3 Statements to Certificateholders. On each Payment Date, the Owner Trustee (or its Agent) shall prepare, and shall forward by mail, a statement to each Certificateholder and to the Depositor stating:

                  (i) the aggregate amounts of interest and principal paid to the Certificateholders on such Payment Date;

                  (ii) all amounts received by the Owner Trustee, together with their application; and

                  (iii) the amount of the Owner Trustee Fees received by the Owner Trustee since the preceding Payment Date and any unpaid Owner Trustee Fees then due and owing to the Owner Trustee.

                  In addition, the Owner Trustee promptly (and, in any event, within five Business Days of receipt) will furnish to Certificateholders and the Depositor copies of any notices, statements reports or other communications received by the Owner Trustee on behalf of the Trust as issuer of the Notes or as owner of the Daiwa FLOWS Certificates, including, without limitation, any such notices, statements, reports or other communications relating to the Notes, the Indenture, the Daiwa FLOWS Certificates, the Underlying Agreements or the other assets of the Trust Estate.

                  On or before January 31st of each calendar year, beginning with calendar year 1998, the Owner Trustee (or its agent) shall prepare, or cause to be prepared, and deliver, or cause to be delivered, by first class mail to each Person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth above in this Section 4.3, aggregated for such previous calendar year or the applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Owner Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Owner Trustee to any Person who was a Certificateholder, as described above, pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

                  SECTION 4.4 Access to Certain Documentation and Information. The Owner Trustee shall provide to the Certificateholders access to the all reports, documents and records maintained by the Owner Trustee in respect of its duties hereunder, such access being afforded without charge but only upon reasonable written request and during normal business hours at offices designated by the Owner Trustee.

                  SECTION 4.5 Compliance with Withholding Requirements. In the event that the Owner Trustee is required (whether on liquidation of the Trust or otherwise) to make payments to the Depositor or the Certificateholders, notwithstanding any other provisions of this Trust Agreement, the Owner Trustee (or its Agent) shall comply with all federal withholding requirements with respect to payments to the Depositor or the Certificateholders that the Owner Trustee reasonably believes are applicable under or required by the Code. The consent of the Depositor or the Certificateholders, as the case may be, shall not be required for any such withholding. The parties hereto understand and agree that the Owner Trustee shall not be required to gross up any such payments for the amount of such withholding (or any other amounts).

                  SECTION 4.6 Holding of Trust Estate. Subject to the terms of the Indenture, the Owner Trustee shall hold that portion of the Trust Estate delivered to the Owner Trustee that consists of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Delaware on the date hereof) in the State of Delaware and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from the State of Delaware unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from the State of Delaware) that in the event the transfer of the Daiwa FLOWS Certificates to the Owner Trustee, on behalf of the Trust, is deemed not to be a sale, after such removal, the Owner Trustee, on behalf of the Trust, will possess a first priority perfected security interest in such instruments.

                               [End of Article IV]

                                    ARTICLE I

                           DUTIES OF THE OWNER TRUSTEE

                  SECTION 5.1 Notice of Certain Events; Action by the Owner Trustee.

         (a) Whenever the Owner Trustee, on behalf of the Trust as issuer of the Notes or as owner of the Daiwa FLOWS Certificates, is requested or, as to any particular matter, notified by any Person, of its authority, to take any action or to give any consent, approval or waiver that it is entitled to take or give on behalf of the Trust in such capacity, the Owner Trustee shall promptly notify all the Certificateholders of such request or notice in such detail as is available to it.

                  (b) Subject to the Owner Trustee's rights in this Trust Agreement to be indemnified for its acts and omissions with respect to matters concerning this Trust Agreement, the Related Agreements, the Trust Estate or the Daiwa FLOWS Certificates, the Owner Trustee shall take or refrain from taking such action as Certificateholders entitled to a majority of the Voting Rights shall so direct; provided, however, that so long as the Trust Estate is subject to the lien of the Indenture such action of the Certificateholders must be affirmatively approved by 60% of the Holders of the Outstanding Notes. The Owner Trustee may, from time to time, request in writing instructions from the Certificateholders and shall request in writing instructions from the Certificateholders if the Owner Trustee receives notice that a default has occurred and is continuing under the Indenture.

                  (c) Notwithstanding any direction of the Certificateholders to the contrary or any provision hereof to the contrary, the Owner Trustee shall not, without the written consent of the Indenture Trustee, execute any direction of the Certificateholders that might result in the Trust being terminated prior to the satisfaction and discharge of the Lien of the Indenture on the Trust Estate or prior to the payment in full of the principal of and accrued interest on the Notes.

                  SECTION 5.2 Distribution of Reports. The Owner Trustee shall promptly (but no later than five Business Days following receipt thereof) distribute to the Depositor and the Certificateholders such reports, notices, statements and written materials which it actually receives as Owner Trustee or otherwise on behalf of the Trust hereunder or under any of the other Related Agreements.

                  SECTION 5.3 Action Required Only if Owner Trustee is Indemnified. The Owner Trustee shall not be required to take any action under
Section 5.1(b) if the Owner Trustee shall reasonably determine that such action is likely to result in personal liability for which the Owner Trustee has not been and will not be adequately indemnified or is contrary to the terms hereof or of any Related Agreement or Underlying Agreement, or is otherwise contrary to law.

                  SECTION 5.4 No Duties Except as Specified in Trust Agreement or Instructions

                  (a) The Owner Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Daiwa FLOWS Certificates or any other part of the Trust Estate, or otherwise to take or refrain from taking any action under or in connection with any Related Agreement to which the Owner Trustee is a party, except as expressly provided by the terms of this Trust Agreement or any such other Related Agreement or in written instructions from the Certificateholders received pursuant to Section 5.1(b); and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee, other than the obligation of the Owner Trustee to exercise such of the rights and powers vested in it by this Trust Agreement in good faith and in a manner which is not grossly negligent and which does not constitute willful misconduct. The Bank (and any successor trustee or co-trustee) in its individual capacity nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the Owner Trustee (or any successor trustee or co-trustee appointed in accordance with Article IX) either (i) when acting in its individual capacity or (ii) when acting improperly in its capacity, as Owner Trustee.

                  (b) Without limiting the generality of the foregoing subsection (a), except as otherwise explicitly provided in this Trust Agreement or in any other Related Agreement to which it is a party, neither the Owner Trustee nor the Bank shall have any duty to (i) file or record any Related Agreement or any other document, or to maintain any such filing or recording or to refile or rerecord any such document, (ii) pay or discharge any tax or any Lien owing with respect to or assessed or levied against any part of the Trust Estate, other than to forward notice of such tax or Lien received by the Owner Trustee to the Certificateholders and the Indenture Trustee, (iii) confirm, verify, investigate or inquire into the failure of any party to receive any reports or financial statements in connection with the Daiwa FLOWS Certificates,
(iv) ascertain or inquire as to the performance or observance of any person or entity under or of any of the Related Agreements, or (v) manage, control, sell, dispose of or otherwise deal with the Daiwa FLOWS Certificates or any part hereof or any other part of the Trust Estate.

                               [End of Article V]

                                    ARTICLE I

                                THE OWNER TRUSTEE

                  SECTION 6.1 Acceptance of Trust and Duties. The Bank accepts the trust hereby created and agrees to perform the same, but only upon the terms of this Trust Agreement in accordance with the standard of care set forth in
Section 5.4(a). The Bank, as Owner Trustee, agrees to receive, manage and disburse all moneys constituting part of the Trust Estate actually received by it as Owner Trustee in accordance with the terms of this Trust Agreement. Neither the Bank nor the Owner Trustee shall be answerable or accountable under any circumstances, except for (i) its own willful misconduct, bad faith or gross negligence; (ii) the inaccuracy of any of its representations or warranties contained in Section 6.2 of this Trust Agreement; (iii) its failure to perform obligations expressly undertaken by it in this Trust Agreement in accordance with the standard of care set forth in Section 5.4(a); (iv) taxes based on or measured by any fees, commissions or compensation received by it for acting as Owner Trustee in connection with any of the transactions contemplated by this Trust Agreement or any other Related Agreements; (v) its failure to use due care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof; and (vi) any other claims, amounts or taxes otherwise excluded from the Depositor's indemnity obligations pursuant to Article VII.

                  SECTION 6.2 Limited Representations or Warranties of the Owner Trustee. Neither the Bank nor the Owner Trustee makes (i) any representation or warranty, either express or implied, as to the title to or value of the Daiwa FLOWS Certificates, or (ii) any representation or warranty as to the validity or enforceability of any Related Agreement, except as set forth below or as to the correctness of any statement made by a person or entity other than the Bank or the Owner Trustee contained in any Related Agreement. The Bank represents, warrants and covenants to and for the benefit of the Depositor, the Indenture Trustee for the benefit of the Noteholders and the Certificateholders that:

                  (a) The Bank is a bank and trust company, duly organized, validly existing and in good standing under the laws of the state of Delaware;

                  (b) The execution and delivery by the Bank, and the performance and compliance by the Bank with the terms of, this Trust Agreement and any and all documents to be executed or delivered by the Bank in its individual capacity in connection with this Trust Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Trust Agreement and such other documents executed in connection herewith to which the Bank is a party, will not violate any provisions of the Bank's charter or bylaws, and no consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body is required for the execution, delivery or performance by the Bank of this Trust Agreement;

                  (c) The Bank, in its individual capacity, has full power and authority and has taken all action necessary to execute and deliver this Trust Agreement and any and all documents to be executed or delivered by it in its individual capacity in connection with this Trust Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Trust Agreement and such other documents executed in connection herewith to which it is a party, and this Trust Agreement and such other documents executed in connection herewith to which it is a party are the legal, valid and binding obligations of the Bank, in its individual capacity, enforceable against the

Bank in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                  (d) The consummation of the transactions contemplated by this Trust Agreement do not conflict with, violate or contravene any law, rule, regulation or judicial, governmental or administrative order applicable to the Bank or the Owner Trustee or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Bank is a party or by which it is bound, or any order or decree applicable to the Bank, or result in the creation or imposition of any Lien on any of the Bank's assets or property, which would materially and adversely affect the ability of the Bank or the Owner Trustee to carry out the transactions contemplated by this Trust Agreement; and

                  (e) There is no action, suit or proceeding pending against the Bank, in its individual capacity or as Owner Trustee, in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Bank, in its individual capacity or as Owner Trustee, to carry out the transactions contemplated by this Trust Agreement.

                  SECTION 6.3 Trust Accounts. Moneys received by the Owner Trustee hereunder shall be segregated in a trust account maintained with a federal or state chartered depository institution or trust company having corporate trust powers and acting in its fiduciary capacity.

                  SECTION 6.4 Reliance: Advice of Counsel. Neither the Bank nor the Owner Trustee shall incur any liability to any person or entity in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on an Officers' Certificate of the relevant party, as to such fact or matter, and such Officers' Certificate shall constitute full protection to the Owner Trustee for any action reasonably taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through Agents and may consult with counsel, accountants and other skilled persons or entities to be selected and employed by it reasonably.

                  SECTION 6.5 Not Acting in Individual Capacity. All persons or entities having any claim against the Bank or the Owner Trustee by reason of the transactions contemplated by the Related Agreements shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Trust Agreement and except to the extent that the Bank or the Owner Trustee shall otherwise expressly agree in any Related Agreement to which it is a party.

                  SECTION 6.6 Books and Records; Tax Election. (a) The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys that it may receive or be entitled to hereunder or under any other Related Agreement. The Owner Trustee shall file an application with the IRS for a taxpayer identification number with respect to the Trust (and, upon receipt of such number, shall notify the Indenture Trustee thereof) and prepare or cause to be prepared and sign and/or file a tax return in connection with the transactions contemplated hereby or by any other Related Agreement (the "Tax Return"); provided, however, that the Owner Trustee shall send or cause to be sent a copy of the completed Tax Return to the Depositor, the Certificateholders and the Indenture Trustee not more than 60 nor less than 30 days prior to the due date of the Tax Return. The Depositor and the Certificateholders shall each, upon request by the Owner Trustee (or the Agent of the Owner Trustee), furnish the Owner Trustee (or the Agent of the Owner Trustee) with all such information as may be reasonably required from the Depositor or the Certificateholders in connection with the preparation of such Tax Return. The Owner Trustee shall keep copies of the Tax Returns delivered to or filed by it (or by the Agent of the Owner Trustee).

                  (b) The Owner  Trustee  agrees  that,  for federal  income tax purposes, the Trust shall be treated as a grantor trust under Part I, Subpart E, of Subchapter J of the Code, and that the Owner Trustee on behalf of the Trust shall file (or cause to be filed) tax returns consistent with the characterization of the Trust as a grantor trust. The Owner Trustee shall be deemed to be in compliance with its obligations pursuant to this Section 6.6 if
(i) the Trust enters into an agreement with LaSalle National Bank with respect to the preparation of tax returns relating to the Trust and (ii) it executes and delivers the reports and documents required hereunder; provided, however, that LaSalle National Bank shall be entitled to delegate its duties under such agreement to a subcontractor; provided, further, that the LaSalle National Bank will be primarily liable for the performance of duties thereunder.

                               [End of Article VI]

                                    ARTICLE I

                 COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION
                              OF THE OWNER TRUSTEE

                  SECTION 7.1 Compensation of the Owner Trustee. The Owner Trustee shall be entitled to receive as compensation for its services the Owner Trustee Fee, such amount to be payable: first, as provided in the Indenture; second, out of amounts on deposit in the Certificate Account that represent payments received in respect of the Daiwa FLOWS Certificates; and, third, to the extent not paid pursuant to either clause "first" or "second" of this Section, within 60 days of first becoming due, by the Certificateholders, on a joint and several basis.

                  SECTION 7.2 Reimbursement and Indemnification of the Owner Trustee

                  (a) The Owner Trustee shall be entitled to be reimbursed for its reasonable expenses (including reasonable attorneys' fees) incurred in the performance of its duties as Owner Trustee hereunder, and to be compensated reasonably for any extraordinary services rendered under Section 5.1(b) except to the extent that such expenses arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or gross negligence; (ii) the inaccuracy of any of the Bank's or the Owner Trustee's representations or warranties contained in Section 6.2; (iii) the Owner Trustee's failure to perform obligations expressly undertaken by it in this Trust Agreement in accordance with the standard of care set forth in Section 5.4(a); (iv) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Trust Agreement or any other Related Agreements; and (v) the Owner Trustee's failure to use due care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

                  (b) The Owner Trustee shall be entitled to be indemnified and held harmless from and against any and all liabilities, obligations, indemnity obligations, losses (excluding loss of anticipated profits), damages (including reasonable expenses reasonably incurred), claims, actions, suits or judgments of any kind and nature whatsoever (collectively, the "Liabilities") which may be imposed on, incurred by or asserted at any time against the Owner Trustee in any way relating to or arising out of the Trust Estate, any of the properties included therein, the administration of the Trust Estate or any action or inaction of the Owner Trustee hereunder or under the Related Agreements, except to the extent that such Liabilities arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or negligence; (ii) the inaccuracy of any of the Owner Trustee's representations or warranties contained in Section 6.2; (iii) the Owner Trustee's failure to perform obligations expressly undertaken by it in this Trust Agreement in accordance with the standard of care set forth in Section 5.4(a); (iv) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Trust Agreement or any other Related Agreements; and (v) the Owner Trustee's failure to use due care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof. The indemnities contained in this Section 7.2(b) shall survive the termination of this Trust Agreement and the removal or resignation of the Owner Trustee hereunder.

                  (c) Any reimbursements and indemnities to the Owner Trustee pursuant to this Section 7.2 shall be payable: first, out of amounts on deposit in the Certificate Account; and, second, to the extent not paid pursuant to clause first within 60 days of first being incurred, by the Certificateholders, on a joint and several basis.

                  SECTION 7.3 Not Obligations of the Trust. None of the fees, expenses and other liabilities referred to in Sections 7.1 and 7.2 shall be obligations of the Trust or otherwise chargeable to the Trust Estate. The Owner Trustee hereby agrees not to cause or participate in the filing of a petition in bankruptcy against the Trust for the non-payment to the Owner Trustee of any amounts provided by this Trust Agreement until the expiration of one year and one day after the payment in full of all the Notes issued under the Indenture.

                              [End of Article VII]

                                    ARTICLE I

                         TERMINATION OF TRUST AGREEMENT

                  SECTION 8.1 Termination. The Trust shall not be terminated under this Section 8.1 until the Notes have been paid in full and the Lien on the Trust Estate created by the Indenture has been released; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's living on the date hereof.

                  This Trust Agreement may be terminated by all of the Certificateholders at any time prior to the issuance of the Notes and the pledge of the Trust Estate pursuant to the Indenture, and at any time after the Indenture is discharged in accordance with Article V thereof, and this Trust Agreement shall terminate in connection with the final distribution on the Daiwa FLOWS Certificates. With respect to any such event, this Trust Agreement and the estate and rights thereby granted by the Depositor to the Owner Trustee in the Trust Estate shall cease, terminate and be void as of the date of the final distribution by the Owner Trustee of all the assets in the Trust Estate pursuant to this Section 8.1 and Section 4.2. After payment of all amounts then due and payable to the Owner Trustee pursuant to Sections 7.1 and 7.2 hereof, all right, title and interest in the Trust Estate still held by the Owner Trustee at the time of such termination shall be transferred, assigned and paid over to the Certificateholders or their respective designees.

                  The Certificateholders hereby irrevocably appoint the Owner Trustee as its attorney-in-fact for the purposes of the terminating the Trust.

                  SECTION 8.2 Further Assurances by the Owner Trustee upon Termination


                  Upon termination of this Trust, the Owner Trustee shall take such action as may be requested by the Certificateholders to transfer the remaining assets of the Trust to the Certificateholders or the Certificateholders' respective designees, including the execution of instruments of transfer or assignment with respect to the Daiwa FLOWS Certificates and any of the Related Agreements to which the Owner Trustee is a party.

                  SECTION 8.3 Insolvency of a Certificateholder. The insolvency or other similar incapacity of a Certificateholder shall not (i) operate to terminate this Trust Agreement; (ii) entitle any Certificateholder's legal representatives to claim an accounting or to take any action in any court for a partition or winding up of the Trust Estate; or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                              [End of Article VIII]

                                    ARTICLE I

                   SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
                           AND SEPARATE OWNER TRUSTEES

                 SECTION 9.1 Resignation of the Owner Trustee: Appointment of Successor

                  (a) The Owner Trustee may resign at any time (and shall immediately resign if it ceases to be an Eligible Trustee) by giving at least 60 days written notice to the Certificateholders, the Depositor, the Indenture Trustee, such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. The Depositor shall remove the Owner Trustee by written notice, a copy of which shall be concurrently delivered by the Depositor to the Certificateholders and the Indenture Trustee, if the Owner Trustee ceases to be an Eligible Trustee and fails to resign immediately such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. The Owner Trustee otherwise may be removed with or without cause at any time by the Certificateholders with 60 days' prior written notice, a copy of which shall be concurrently delivered by the Certificateholders to the Depositor and the Indenture Trustee. Any such removal shall be effective upon the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. In case of the resignation or removal of the Owner Trustee, the Certificateholders may appoint a successor Owner Trustee by an instrument signed by the Certificateholders. If a successor Owner Trustee shall not have been appointed within 60 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee, the Depositor, the Indenture Trustee or any Certificateholder may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

                  (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and the Indenture Trustee an instrument accepting such appointment and shall furnish a photocopy of such instrument to the Certificateholders, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee herein; provided, however, that upon the written request of such successor Owner Trustee such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

                  (c) Any successor Owner Trustee shall be an Eligible Trustee, willing, able and legally qualified to perform the duties of the Owner Trustee hereunder.

                  (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of

Section 9.1(c) hereof, be the Owner Trustee under this Trust Agreement without any further act.

                  SECTION 9.2 Co-Trustees and Separate Trustees. Whenever the Owner Trustee or the Indenture Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or be a party to any suit with respect to the Trust Estate, the Trust Certificates, the Notes or any Related Agreement, or the Owner Trustee or the Indenture Trustee shall be advised in writing by counsel reasonably satisfactory to each of them that it is so necessary or prudent, the Owner Trustee and the Certificateholders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more persons or entities, who need not meet the requirements of Section 9.1(c) hereof (and the Owner Trustee may appoint one or more of its officers), either as co-trustees or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such persons or entities, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are reasonably satisfactory to the Owner Trustee and the Certificateholders. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                  SECTION 9.3 Notice. Whenever a successor Owner Trustee is appointed under Section 9.1 hereof, the Owner Trustee resigns pursuant to such
Section 9.1 or a co-trustee or separate trustee is appointed pursuant to Section
9.2 hereof, the Certificateholders promptly shall give notice of such fact to the Rating Agencies, if the Indenture has not been discharged.

                               [End of Article IX]

                                    ARTICLE I

                           SUPPLEMENTS AND AMENDMENTS

                  SECTION 10.1  Supplements and Amendments.  Subject to Sections
10.2 and 10.3, this Trust Agreement shall be amended by a written instrument signed by the Owner Trustee and the Certificateholders (and, if its rights hereunder are adversely affected, the Depositor), but if in the opinion of the Owner Trustee any instrument required to be so executed materially and adversely affects any right, duty or liability of, or immunity or indemnity in favor of the Bank or the Owner Trustee under this Trust Agreement or any of the other Related Agreements to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the Bank's charter documents or by-laws or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument, unless it shall have been provided an indemnity satisfactory to it by the Certificateholders.

                  In the event that there is more than one Holder of Trust Certificates (as shown on the Certificate Register), the consent to an amendment by Certificateholders entitled to a majority of the Voting Rights shall be sufficient to bind all of such Holders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on any Trust Certificate without the consent of the affected Holder; or (ii) amend this Section 10.1, without the consent of the Holders of all Trust Certificates then outstanding.

                  SECTION 10.2 Limitation on Amendments. Notwithstanding Section
10.1 or Section 10.3 hereof, the Owner Trustee shall not, without the consent of the Indenture Trustee, amend Section 8.1 of this Trust Agreement, or execute any amendment that might result in the Trust being terminated prior to the satisfaction and discharge of the Lien of the Indenture on the Trust Estate or otherwise have a material adverse effect on the Noteholders prior to the payment in full of the principal of and interest on the Notes. Furthermore, notwithstanding Section 10.1 or Section 10.3 hereof, the Owner Trustee shall not execute any amendment without obtaining written confirmation from the Rating Agency that such amendment will not result in the qualification, downgrade or withdrawal of any then-current rating on the Notes.

                  SECTION 10.3 Additional Amendment Provisions. (a) It shall not be necessary for the consent of the Certificateholders under this Article X to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Owner Trustee may prescribe.

                  (b) The Owner Trustee may amend this Trust Agreement at any time without the consent of the Certificateholders at any time prior to the liquidation of the Trust in order to modify, eliminate or add to any of its provisions, to such extent as shall be necessary to prevent or reduce the imposition on the Trust of any material federal, state or local taxes; provided, however, that such action, as evidenced by an Opinion of Counsel acceptable to the Owner Trustee is necessary or advisable to prevent the imposition of any such taxes on the Trust.

                  (c) Prior to the execution of any amendment to this Trust Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is requested by the Owner Trustee, then at the expense of the Trust) stating that the execution of such amendment is authorized or permitted by this Trust Agreement.

                               [End of Article X]

                                    ARTICLE I

                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE DEPOSITOR

                  SECTION 11.1   Representations and Warranties of the Depositor

                  (a) The Depositor represents and warrants as follows for the benefit of the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority, and has taken all action necessary, to execute and deliver this Trust Agreement, and any and all other documents to be executed or delivered by it in connection with this Trust Agreement, and to fulfill its obligations under, and to consummate the transactions contemplated by, this Trust Agreement, and this Trust Agreement and such other documents executed in connection herewith are the legal, valid and binding obligations of the Depositor, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                  (ii) the execution and delivery of this Trust Agreement and each other document to be executed or delivered by it in connection with this Trust Agreement, and the performance of its obligations hereunder and thereunder by the Depositor will not violate the provisions of its certificate of incorporation or bylaws, conflict with any provision of any law or regulation to which it is subject, or conflict with, result in a breach of, or constitute a default under any of the terms, conditions or provisions of, any agreement or instrument to which the Depositor is a party or by which it or its property is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any Lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Trust Agreement or such other documents executed in connection herewith; no consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of this Trust Agreement or such other documents;

                  (iii) there is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Daiwa FLOWS Certificates or the ability of the Depositor or the Certificateholder to carry out the transactions contemplated by this Trust Agreement; and

                  (iv) immediately prior to the conveyance of the Daiwa FLOWS Certificates to the Owner Trustee, the Depositor had good title to, and was the sole owner of, the Daiwa FLOWS Certificates, free and clear of any pledge, lien, encumbrance or security interest and such assignment validly transfers all right, title and interest in and to the Daiwa FLOWS Certificates to the Owner Trustee, free and clear of any pledge, lien, encumbrance or security interest.

                  (b) It is understood and agreed that each of the foregoing representations and warranties of the Depositor shall survive delivery of the Daiwa FLOWS Certificates to the Owner Trustee. Upon discovery or receipt of notice by the Depositor or a Responsible Officer of the Owner Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Indenture Trustee for the benefit of the Noteholders or the Owner Trustee for the benefit of the Certificateholders in the Daiwa FLOWS Certificates, the party discovering such breach shall give prompt written notice to the other party hereto and to the Indenture Trustee.

                  SECTION 11.2 Accrued Interest, Etc. The Depositor agrees that any income, interest, fees and other payments that it may receive in respect of the Daiwa FLOWS Certificates applicable to a period from and including the date in December 1997 on which distributions are made on the Daiwa FLOWS Certificates pursuant to the Daiwa Pooling Agreement shall inure to the benefit of the Trust, and the Depositor shall pay such amounts to the Owner Trustee to be remitted in accordance with Section 4.1 promptly upon receipt.

                  SECTION 11.3 Additional Covenants of the Depositor. The Depositor hereby covenants and agrees that:

                  (a) The business and affairs of the Depositor will be managed by or under the direction of its board of directors in accordance with its certificate of incorporation and by-laws. The Depositor will keep correct and complete books and records of accounts and minutes of the meetings and other proceedings of its board of directors. Any such resolutions, agreements and other instruments will be continuously maintained as official records by the Depositor.

                  (b) The Depositor will at all times ensure that its capitalization is adequate in light of its business and purposes. The Depositor will pay from its own funds and assets (and not the Trust's) all obligations and indebtedness incurred by it.

                  (c) The Depositor will not conduct its business in the name of the Trust or the Company.

                  (d) The Depositor will not guarantee any obligations of the Trust (including the Notes or the Trust Certificates). The Depositor will not operate or purport to operate as an integrated, single economic unit with respect to the Trust or the Company or seek or obtain credit or incur any obligation to any third party based on the assets of the Trust or the Company or induce any such third party to reasonably rely on the creditworthiness of the Trust or the Company in connection therewith.

                  (e) The accounting records of the Depositor will disclose the effect of the transactions in accordance with statutory accounting practices and relevant pronouncements.

                  (f) The Depositor hereby acknowledges, and agrees for the benefit of Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders to perform, each obligation imposed upon it under the Indenture.

                  (g) The Depositor hereby acknowledges, and agrees for the benefit of Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders that it will treat the Notes as debt instruments for purposes of federal and state income tax, franchise tax, and other tax measured in whole or in part by income.




                               [End of Article XI]

                                    ARTICLE I

                      TRANSFER OF INTEREST OF THE DEPOSITOR

SECTION 12.1      Registration of Transfer and Exchange of Trust Certificates

                  (a) At all times during the term of this Trust Agreement, there shall be maintained at the office of a registrar appointed by the Depositor (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and the registration of transfers and exchanges of Trust Certificates as herein provided. The Owner Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Trust Certificates and transfers and exchanges of Trust Certificates as herein provided. The Owner Trustee may appoint, by a written instrument delivered to the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the Owner Trustee may prescribe, provided that the Owner Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Owner Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor and the Owner Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  (b) No sale, transfer, or other disposition of any Trust Certificate may be made, and the Certificate Registrar shall refuse to register any such transfer, unless the Depositor (or, if the Depositor no longer exists, 100% of the Certificateholders) shall consent in writing to such sale, transfer, or other disposition. The Depositor (or any such other Certificateholder) shall be entitled to request from the parties interested in effecting such sale, transfer, or other disposition, and to rely upon, a certification of facts and/or an opinion of counsel which establishes to the satisfaction of the Depositor (or such other Certificateholder) that such sale, transfer, or other disposition is permissible under applicable law and the Related Agreements.

                  (c) Transfer of any Trust Certificate is limited to "qualified institutional buyers" as defined in Rule 144A promulgated under the 1933 Act ("QIBs") purchasing for their own accounts or for the account of a QIB, whom the Certificateholder has informed, in each case, that the transfer is being made in reliance on Rule 144A, in a transaction meeting the requirements of Rule 144A, and to institutional "accredited investors" as defined in Rule 501(a)(1), (2),
(3), or (7) (or any entity in which all of the equity owners come within such paragraphs) of Regulation D under the 1933 Act, in each case to a transferee which constitutes one "beneficial owner" and a qualified purchaser, as defined in the 1940 Act, and which is not purchasing with a view to distribution in violation of the 1933 Act. If a Certificateholder desires to transfer all or a portion of the interest represented by a Trust Certificate, the Certificateholder, as assignor, will be required to surrender the Trust Certificate to the Certificate Registrar and to execute and deliver to the Certificate Registrar an assignment request in the form attached thereto, and the proposed transferee will be required to execute and deliver to the Owner Trustee the Transfer Affidavit in the form attached thereto. No transfer shall be effective or shall be registered in the Certificate Register without the express prior written consent of the Owner Trustee.

                  (d)  No  transfer  of  any  ownership   interest  in  a  Trust
Certificate  shall be made to any Plan. Each  prospective  transferee of a Trust

Certificate shall deliver to the Trust, the Certificate Registrar and the Indenture Trustee (a) an investment representation letter stating, that the prospective transferee is not a Plan, or (b) an Opinion of Counsel, at the expense of the transferring Certificateholder, which establishes to the satisfaction of the Trust, the Certificate Registrar and the Indenture Trustee that the purchase or holding of the Trust Certificate will not result in the Trust Estate being deemed to be "plan assets"' and subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, the Code, or Similar Law and will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Trust, the Indenture Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Trust Estate, Certificate Registrar or the Trust. Any transfer of a Trust Certificate that would violate, or result in a prohibited transaction under, ERISA or Section 4975 of the Code or any Similar Law shall be deemed absolutely null and void ab initio.

                  (e) For so long as the Notes are outstanding and the Lien of the Indenture has not been satisfied and discharged, no sale, transfer, or other disposition of any Trust Certificate may be made, and the Certificate Registrar shall refuse to register any such transfer, unless the Owner Trustee shall have received written confirmation from the Rating Agency to the effect that such sale, transfer, or other disposition will not result in the qualification, downgrade or withdrawal of any then current rating on the Notes.

                  (f) Each Trust Certificate shall bear a legend describing or referencing the restrictions on transferability set forth in Sections 12.1(b),
(c) and (d).

                  (g) Subject to compliance with Sections 12.1(b), (c) and (d), upon surrender for registration of transfer of any Trust Certificate at the office of the Certificate Registrar or at the office of its Agent in the City of New York, the Owner Trustee shall execute, and the Certificate Registrar shall deliver and authenticate, in the name of the designated transferee or transferees, one or more new Trust Certificates of the same Class, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest and dated the date of authentication by the Certificate Registrar.

                  (h) At the option of any Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of the same Class, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office of the Certificate Registrar, or the office of its Agent in the City of New York. Whenever any Trust Certificates are so surrendered for exchange, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, the Trust Certificates which the Certificateholder is entitled to receive.

                  (i) If the Owner Trustee or the Certificate Registrar so requires, every Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by, the Certificateholder thereof or such person's attorney duly authorized in writing.

                  (j) No service charge shall be made to the requesting Certificateholder for any registration of transfer or exchange of Trust Certificates, but the Certificate Registrar may require payment of a sum


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

sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Trust Certificates.

                  (k) The Certificate Registrar shall cancel and retain or destroy, in accordance with the Owner Trustee's retention policy then in effect, all Trust Certificates surrendered for registration of transfer or exchange.

 .        SECTION 12.2    Mutilated, Destroyed, Lost or Stolen Trust Certificates

                  If (i) any mutilated Trust Certificate is surrendered to the Owner Trustee or the Certificate Registrar, or the Owner Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Trust Certificate, and (ii) there is delivered to the Owner Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by a Responsible Officer of the Owner Trustee or the Certificate Registrar that such Trust Certificate has not been acquired by a bona fide purchaser, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like Class and tenor. Upon the issuance of any new Trust Certificate under this
Section 12.2, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time, and such original Trust Certificate shall be deemed cancelled upon the issuance of such replacement Trust Certificate.

                  SECTION 12.3 Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, the Indenture Trustee and any agent of any of them may treat the person or entity in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 4.2 hereof and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar, the Indenture Trustee nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 12.4      Access to Names and Addresses.

         (a) If any Certificateholder (an "Applicant") applies in writing to the Owner Trustee, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Trust Agreement or the Trust Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Owner Trustee shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as set forth in the Certificate Register.

         (b) Every Certificateholder consents to the disclosure to any Applicant of its identity and status as a Certificateholder and agrees with the Owner Trustee that the Owner Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the


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

source from which such information was derived.

                  SECTION 12.5      Actions of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Trust Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and conclusive in favor of the Owner Trustee, if made in the manner provided in this Section 12.5.

         (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Certificateholder shall bind every transferee of every Trust Certificate issued upon the registration of transfer of such Certificateholder's Trust Certificate or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Owner Trustee, in reliance thereon, whether or not notation of such action is made upon such Trust Certificate.

         (d) The Owner Trustee may require such additional proof of any matter referred to in this Section 12.5 as it shall deem necessary.




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


                  SECTION 12.6 Transferee's Agreement. No assignment, conveyance or other transfer pursuant to this Article XII shall be effective unless the transferee shall have executed and delivered to the Owner Trustee an instrument containing the transferee's agreement to be bound by the terms of this Trust Agreement.

                              [End of Article XII]




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


                                    ARTICLE I

                                  MISCELLANEOUS

                  SECTION 13.1 No Legal Title to Trust Estate in the Certificateholder. The Certificateholders shall not have legal title to any part of the Trust Estate; provided, however, that the Certificateholder has a beneficial interest in the Trust Estate (and initially shall have all right, title and interest in and to the Trust Certificates). No transfer by operation of law or otherwise of any right, title or interest of the Certificateholders in and to the Trust Estate or hereunder shall operate to terminate this Trust Agreement or the Trust or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                  SECTION 13.2 Action by the Owner Trustee is Binding. Any actions, directions, approvals or consents by the Owner Trustee so long as such actions, directions, consents or approvals are made pursuant to the terms of this Trust Agreement shall bind the Certificateholders and shall be effective to consent to action taken by the parties. No such party shall be required to inquire as to the authorization, necessity, expediency or regularity of such consent by the Owner Trustee.

                  SECTION 13.3 Limitation on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any person or entity, other than the Bank, the Owner Trustee, the Depositor, the Certificateholder and the Indenture Trustee on behalf of the Noteholders, and the Certificateholders, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement.

                  SECTION 13.4 Notices. All demands, notices and communications hereunder shall be in writing, may be given by telecopy transmission, shall be deemed to have been given upon receipt (except that notices being sent by first class mail, postage prepaid, shall be deemed to be received five business days following the mailing thereof) as follows:

                  If to the Owner Trustee, to:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware  19890-0001
                           Telecopy Number:  (302) 651-8882
                           Attention:  Corporate Trust Administration




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





                           with a copy to:

                           Richards Layton & Finger
                           1 Rodney Square North
                           Wilmington DE 19890
                           Telecopy Number:  302-658-6548
                           Telephone Number: 302-651-7678
                           Attention: Eric Mazie

                  If to the Depositor, to:

                           CAX DTR Securitization Corp.
                           3410 S. Galena Street
                           Denver, Colorado  80231
                           Telecopy Number:  (303) 614-[9401]
                           Telephone Number: (303) 614-[9400]
                           Attention:  Kevin Nystrom

                           with copies to:

                           Bartlit Beck Herman Palenchar & Scott
                           511 Sixteenth Street
                           Suite 700
                           Denver, Colorado  80202
                           Telecopy Number:  (303) 592-3140
                           Telephone Number: (303) 592-3100
                           Attention:  James L. Palenchar, Esq.

                  If to the Indenture Trustee, as set forth in the Indenture,

                  If to a Certificateholder, to that person or entity's name and address as set forth from time to time in the Certificate Register,

or to such other address as any of them shall specify by written notice to the other parties.

                  SECTION 13.5 Severability. To the extent permitted by law, any provision of this Trust Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.




                 SECTION 13.6      Limitation   on   the  Depositor's  and   the
Certificateholder's Respective Liability

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

                  Neither the Depositor nor any Certificateholder shall have any liability for the performance of this Trust Agreement except as expressly set forth herein.

                  SECTION 13.7 Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION  13.8  Successors  and  Assigns.   All  covenants  and
agreements contained herein shall be binding upon, and inure to the benefit of, the Bank, the Owner Trustee and its successors and assigns, the Certificateholders and the Depositor and its or their respective successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor shall bind the successors and assigns of the Depositor and any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder. It is the intention of the parties hereto that the Trust constitute a trust formed pursuant to the laws of the State of Delaware with the purpose of facilitating the transactions contemplated by the Related Agreements.

                  SECTION 13.9 Headings. The headings of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provision hereof.

                  SECTION 13.10 Governing Law. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                  SECTION 13.11 Administration of Trust. The principal place of administration of the Trust shall be in Delaware.

                  SECTION 13.12 Performance by the Depositor. Any obligation of the Owner Trustee hereunder or under any Related Agreement or other document contemplated herein may be performed by the Depositor and any such performance shall not be construed as a revocation of the trusts created hereby.

                  SECTION 13.13 Conflict with Indenture and Underlying Agreement. If this Trust Agreement (or any instructions given by the Depositor or the Certificateholders pursuant hereto) shall require that any action be taken with respect to any matter and the Indenture or any Underlying Agreement (or any instructions duly given in accordance with the terms thereof) shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, the provisions of the Indenture or such Underlying Agreement, in respect thereof, shall control.

                  SECTION 13.14 No Implied Waiver. No term or provision of this Trust Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1 hereof; and any such waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                  SECTION 13.15 Third Party Beneficiary. The Indenture Trustee for the benefit of the Noteholders is an intended third-party creditor beneficiary of this Trust Agreement from and including the date hereof to the date on which the Lien on the Trust Estate created pursuant to the Indenture is satisfied, discharged and released pursuant to Article III of the Indenture.

                  SECTION 13.16 References. The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. "Include", "included", "includes" and "including" shall be deemed to be followed by "without limitation". "Writing", "written" and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form. Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to in Article I means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented in accordance with the terms thereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns. Any term defined above by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument or law, rule or regulation is in effect. "Trust Agreement", "hereof", "herein", "hereto", "hereunder" and comparable terms refer to this Trust Agreement (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision hereof or attachment hereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context other requires, references to the plural and vice versa. References in this Trust Agreement to "Article", "Section", "Clause" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, clause or subdivision of or attachment to this Trust Agreement.

                        [Signatures appear on next page]

                  EXECUTION COPY IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date hereof.

                                 CAX DTR SECURITIZATION CORP.,
                                 Delaware corporation,
                                 as Depositor,



                                 By:    /s/Diane Armstrong
                                        -----------------------------
                                        Name: Diane Armstrong
                                        Title: President & Secretary

                                 STRUCTURED MORTGAGE TRUST
                                 1997-2, a Delaware business trust,

                                 By:      Wilmington Trust Company,
                                          not individually, but solely
                                          in its capacity as Owner Trustee,

                                          By:      /s/Emmett R. Harmon
                                                   -----------------------------
                                                   Name: Emmett R. Harmon
                                                   Title: Vice President


                                       ii